UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2006

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure

On June 16, 2006, the Company held its Annual Meeting of Stockholders (the “Meeting”). Copies of slides presented at the Meeting relating to the Company’s operations are attached as Exhibit 99.1 to this Report.

Item 8.01.	Other Events

At the Meeting, the following proposals were approved by the margins indicated:

		Number of Shares
		Voted For	Withheld
1.	To elect directors to the Board of Directors for a term of one (1) year and until his successor is duly elected and qualified.
	Mr. John Thode	159,199,650	3,055,997
	Mr. Jim Fuentes	158,772,256	3,483,391
	Dr. Amr Abdelmonem	159,179,101	3,076,546
	Dr. George Calhoun	158,677,732	3,577,915
	Mr. Mike Fenger	158,938,910	3,316,737
	Mr. Ralph Pini	159,173,100	3,082,547
	Mr. Tom Powers	159,032,813	3,222,834

		Number of Shares
		Voted For	Against	Abstain
2.	To approve the proposed restricted stock grant to John Thode, the Company’s President and Chief Executive Officer, and the corresponding amendment to the Company’s 2003 Equity Incentive Plan, as amended	17,754,999	4,910,973	500,347

3.	To approve the appointment of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2006	159,435,551	2,425,980	394,116

Attached hereto as Exhibit 99.2 is a copy of the Company’s Equity Incentive Plan as amended at the Meeting.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is filed with this Form 8-K:

(d)	Exhibit No.	Description
	99.1	Presentation Slides dated June 16, 2006.

	99.2	ISCO International, Inc. 2003 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: June 20, 2006	By:	/s/ FRANK CESARIO
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1*	Presentation Slides dated June 16, 2006.

99.2*	ISCO International, Inc. 2003 Equity Incentive Plan, as amended.

*	Filed herewith